Exhibit 3.1

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC., did on
June 10, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 10, 2010 /s/ Ross Miller Ross Miller Secretary of State

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100418333-05
Filing Date and Time 06/10/2010 10:35 AM
Entity Number E0281562010-1

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.

2.Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent		CSC SERVICE OF NEVADA, INC.
	☐ Noncommercial Registered Agent (name and address below)		OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (If different from street address)			City		Zip code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value:	10,000,000 Preferred 100,000,000 Common	Par value Per share:	$0.0001	Number of Shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1.		SCOTT WILLIAMS
Name
	159 North State Street			Newtown	PA	18940
	Street Address			City	State	Zip Code
	2		DAVID CALLAN
Name
	159 North State Street			Newtown	PA	18940
	Street Address			City	State	Zip Code
5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:
To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	CSC SERVICES OF NEVADA, INC.			X By: /s/ Mark Williams, AVP
	Name			Incorporator Signature: Elizabeth R. Konieczny
	502 EAST JOHN STREET			CARSON CITY	NV	89706
	Address			City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named Entity.
	X By: /s/ Mark Williams, AVP Business Filings Incorporated				6/10/10
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity				Date